UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 25, 2025

OLD MARKET CAPITAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-26680	59-2506879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Dodge Street, Suite 3350 Omaha, Nebraska	68102
(Address of Principal Executive Offices)	(Zip Code)

(531) 867-3631
(Registrant’s telephone number, Including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OMCC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On November 25, 2025, the Company entered into a Subscription Agreement whereby the Company invested an additional $4,000,000 into Amplex Holdings Inc. (“Amplex”). The transaction and its economic terms were contemplated by the Stockholders Agreement, dated as of June 15, 2024, among the Company, Amplex and Mark R. Radabaugh, which was entered into at the time of the Company’s initial investment in Amplex. The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the Subscription Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01. Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits:

Exhibit #	Description
10.1	Subscription Agreement, dated November 25, 2025, between Company and Amplex
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Old Market Capital Corporation
(Registrant)

Date: December 2, 2025	/s/ Charles Krebs
Charles Krebs
Chief Financial Officer (Principal Financial Officer)